News from

Buckeye

FOR IMMEDIATE RELEASE

Contacts:                      Steve Dean, Senior Vice President
and Chief Financial Officer
901-320-8352
Daryn Abercrombie
Investor Relations
901-320-8908
Website:  www.bkitech.com

BUCKEYE INCREASES QUARTERLY DIVIDEND

MEMPHIS, TN January 24, 2012 – Buckeye Technologies Inc. (NYSE:BKI) announced today that its Board of Directors declared a regular quarterly cash dividend in the amount of $0.07 per common share payable on March 15, 2012 to shareholders of record as of the close of business on February 15, 2012.  The quarterly dividend represents a 17% increase on the $0.06 per common share paid last quarter.

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA.  The Company currently operates facilities in the United States, Germany, and Canada.  Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company’s operations, financing, markets, products, services and prices, and other factors.  For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.